Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to Registration Statement No. 33-11882 of CMA® Multi-State Municipal Series Trust (the “Trust”) of our report dated May 21, 2007, relating to the financial statements and financial highlights of the Trust, including the series listed below, appearing in the Annual Report on Form N-CSR of the Trust for the year ended March 31, 2007. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

Series of CMA® Multi-State Municipal Series Trust:

CMA® Arizona Municipal Money Fund

CMA® California Municipal Money Fund

CMA® Connecticut Municipal Money Fund

CMA® Florida Municipal Money Fund

CMA® Massachusetts Municipal Money Fund

CMA® Michigan Municipal Money Fund

CMA® New Jersey Municipal Money Fund

CMA® New York Municipal Money Fund

CMA® North Carolina Municipal Money Fund

CMA® Ohio Municipal Money Fund

CMA® Pennsylvania Municipal Money Fund

/s/ Deloitte & Touche LLP

Princeton, New Jersey

July 25, 2007